SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2006

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) On September 15, 2006, Global ePoint, Inc. (the “Company”) received a determination letter from the Listing Qualifications Panel of The Nasdaq Stock Market, Inc. that the Company’s securities will be delisted from the Nasdaq Capital Market as of September 19, 2006. The Panel’s decision to delist the Company’s securities was based on a determination that the Company had failed to comply with Nasdaq Marketplace Rule 4350(i)(1)(D) relating to shareholder approval requirements.

The Company intends to appeal the Panel’s decision. The Company will also seek an alternative listing for its common stock on the American Stock Exchange.

Item 7.01	Regulation FD Disclosure

On September 18, 2006 the Company issued a press release regarding the receipt of the delisting letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description	Method of Filing

99.1	Press Release dated September 18, 2006.	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2006	GLOBAL EPOINT, INC.

/s/ Toresa Lou
Toresa Lou, Chief Executive Officer